Exhibit (c)(1)

P R E S E N T A T I O N   T O   T H E   S P E C I A L   C O M M I T T E E   O F   S I G H T ’ S   B O A R D   O F   D I R E C T O R S
S T R I C T L Y   P R I V A T E   A N D   C O N F I D E N T I A L
O C T O B E R  1 4 ,  2 0 1 0
Project Sight

CONFIDENTIAL

THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE BOARD OF DIRECTORS OF SIGHT (“SIGHT” OR THE “COMPANY”) BY OPPENHEIMER & CO. INC. (“OPPENHEIMER”) ON A CONFIDENTIAL BASIS IN CONNECTION WITH THE PROPOSED TRANSACTION INVOLVING SIGHT AND ERIC INTERNATIONAL (“ERIC”). THE ACCOMPANYING MATERIAL WAS NOT COMPILED OR PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE OR FEDERAL SECURITIES LAWS OR OTHERWISE AND MAY NOT BE USED FOR ANY OTHER PURPOSE OR RELIED UPON BY ANY THIRD PARTY. THE INFORMATION CONTAINED IN THIS MATERIAL WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY OPPENHEIMER WITHOUT (AND WITHOUT ASSUMING RESPONSIBILITY FOR) INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS. THERE IS NO ASSURANCE THAT SUCH ESTIMATES AND JUDGMENTS WILL BE REALIZED. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE BY OPPENHEIMER AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, THE PRESENT OR THE FUTURE. THIS MATERIAL WAS NOT PREPARED FOR USE BY READERS NOT AS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AS THE BOARD OF DIRECTORS OF THE COMPANY AND, ACCORDINGLY, NEITHER THE COMPANY NOR OPPENHEIMER NOR THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCOMPANYING MATERIAL IF USED BY PERSONS OTHER THAN THE BOARD OF DIRECTORS OF THE COMPANY. OPPENHEIMER ASSUMES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE ACCOMPANYING MATERIAL.

THE ACCOMPANYING MATERIAL DOES NOT CONSTITUTE LEGAL OR REGULATORY ADVICE AND OPPENHEIMER DOES NOT HOLD ITSELF OUT TO BE AN ADVISOR AS TO SUCH MATTERS.
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

1	Transaction Overview

2	Financial Analysis

	A	Sight Management Projections

	B	Valuation Summary

	C	Selected Public Companies Analysis

	D	Selected Transactions Analysis

	E	Discounted Cash Flow Analysis

	F	Premiums Paid Analysis

3	Appendix I

4	Appendix II
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010
Confidential
Table of Contents

1	Transaction Overview
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Transaction Overview
>	Transaction may be terminated:
	●	By Sight or Eric if the transaction has not occurred by June 30, 2011
	●	By mutual written consent
	●	By either party if any order or action by a governmental authority would prohibit the transaction
	●	By either party if shareholder approval is not obtained
	●	By either party if the other party shall have breached and not cured any representation, warranty or covenant
	●	By Sight, if a superior proposal is received and it was not in violation of No Solicitation of Offer provision
●
By Eric if Sight Board of Directors has made a change in recommendation or deems Superior Proposal has been received or fails to publicly affirm the Sight Recommendation or recommends against any Alternative Proposal within 10 days of Eric’s request to do so

>	Termination fee:
	●	$7,000,000; Termination expenses capped at $4,000,000
>	> 75% of unaffiliated votes at the shareholders meeting must approve the transaction
>	Court approval in accordance with Israeli Law Section 350 and 351
>	No order or actions by governmental authority that will hinder the transaction
>	Obtain anti-trust approval from all governmental authorities required
>	Execution of Shareholder Agreement, Share Purchase and Subscription Agreement along with other operational agreements
>	No Company material adverse effect since the date of the agreement
>	Confirmation of representations and warranties, performance of covenants, as well as execution of all certificates and agreements by both Eric and Sight
>	Merger Sub (wholly-owned subsidiary of Eric) will merge with and into Sight by way of a court approved arrangement between the Company and its shareholders and creditors
>	Section 350 and 351 of Israeli company law
>	Sight is currently majority controlled by Kibbutz Sight 63.2% with remaining 36.8% held by public investors
>	Eric will acquire a 50% stake in Sight by acquiring at closing:
	●	34.6% from the public investors
	●	6.1% vested exercised Sight options at closing
	●	9.3% from Kibbutz Sight
>	The acquisition of part of Kibbutz Sight shares will take place through the acquisition of a 50% stake in Sight Holding that will ultimately hold 100% of Sight Shares
	●	Eric will exchange Sight shares acquired from public shareholders and directly from Sight for new Sight Holding shares resulting in 50% / 50% ownership between Kibbutz Sight and Eric
Termination Provisions
Closing Conditions
Transaction Structure
Transaction Description
Transaction Description
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Transaction Overview
>	Certain Sight shareholders agree to vote all of the shares in favor of the Merger Agreement and the transactions contemplated and against any superior proposals received
>	To be executed by Kibbutz Sight, Dan Katzman and Kibbutz Eyal
>	General representations and warranties shall survive for eighteen (18) months
>	General indemnification escrow to represent 10% of the aggregate of the Purchase Price
>
50% of the annual dividends payable by Sight Holding with respect to any equity interest held by K-Sight in Sight Holding shall be available to Eric to satisfy any indemnification obligation of K-Sight

>	No liability of shall arise with respect to a representation or warranty until the cumulative amount exceeds of $100,000
>
The maximum liability of K-Sight to Eric shall be equal to $18.0 million; The maximum liability shall increase to $36.0 million if Sight Holding shall exercise a Deadlock Put and Eric has a pending claim, risen prior to such exercise, for which it is entitled to receive indemnification

>
Any state of facts, development, change, event, circumstance or effect, that is or could reasonably be expected to have a material adverse effect on the business, or financial condition and prevent the Company from consummating the Merger

>	Partial exclusions to the definition include changes related to:
	●	Local, national economic or political conditions
	●	Company’s share price or suspension of trading
	●	Failure to meet any internal or external projections, forecasts
	●	General ophthalmologic industry
	●	Act of war, terrorism or from natural disasters
	●	Claim or litigation arising from allegations of breach of fiduciary duty
	●	Failure to obtain consent of a counterparty
	●	GAAP or any Law or interpretation or application of the foregoing
>	Sight cannot, among other things, directly or indirectly solicit, initiate or knowingly facilitate or knowingly encourage the submission of an alternative proposal
>	Sight can entertain a credible unsolicited offer
Key Support Agreement Provisions
Key Share Purchase and Subscription Agreement Provisions
Material Adverse Changes
No Solicitation
Transaction Description (cont’d)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Transaction Overview
>	Put / Call Rights Following Deadlock Events (dispute Put / Calls)

● After four or more unresolved Deadlock Matters (matter where the Board is unable to unanimously approve a resolution) during any 12 consecutive months after the 5th anniversary of the Closing.

–
Kibbutz Sight can elect to sell to Eric, 50% or 100% of Sight Holding Shares owned by Kibbutz Sight at 90% of the Deadlock Put/Call Price in the event that the Deadlock Event relates to Deadlock Matters and is exercised before the 10th anniversary of the closing or 90% of the Independent Expert Put/Call Price Per Share if the put is exercised on or subsequent to the tenth anniversary

–
Eric has the right to elect to purchase 50% to 100% of Sight at a price equals to 125% of the Deadlock Put / Call price, in the event the deadlock event relates to Deadlock Matters and is exercised before the 10th anniversary or 125% of Independent Expert if the option is exercised on or subsequent the 10th anniversary

>	The Expert Put/Call price per share means (x) the expert Put/Call price divided by (y) the number of issued and outstanding ordinary shares of Sight at the time of delivery of exercise notice

>
Deadlock Put/Call Price means the higher of the Merger Price plus Libor plus 100 basis points annual accrued interest as of closing date or the product of Sight’s LTM EBITDA multiplied by the Transaction EBITDA Multiple

>	Initial Board shall consist of 8 members, 4 appointed by Eric (“Eric Nominees”) and 4 appointed by Kibbutz Sight, subject to adjustment as ownership changes

>	Kibbutz Sight has the right to appoint the Chairman as long as it maintains 4 seats on the Board of Directors

>	Indemnification and exculpation of directors to the fullest extent permitted under applicable Law

>	In certain events of a Board tie vote Eric Nominees will have the casting vote to approve a resolution

>
Each shareholder will appoint one member to a Special Operating Committee, in which the CEO will participate as a non-voting member. The committee will have the power to govern as set forth in the agreement.

Put / Call Rights
Key Governance Provisions
Key Governance Provisions
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Transaction Overview

Source: Company filings, Sight Management and FactSet.
1.	Represents stock price trading range for 52 weeks ending 06/15/10 (day prior to Israeli press speculation).
2.	Cash balance adjusted to reflect $13.5mm dividend (~$0.804 per share, declared Oct. 13, 2010 and to be paid on or about Nov. 24, 2010 to shareholders if record as of Nov. 8, 2010).
3.
Investment in affiliates includes investments in Optispeed Laboratory, Emerald and e-Vision. Minority interest reflects interests in Spherical Optics, Centro Integral Optico S.A. de C.V., Shalens S.A. de C.V., Sight Lens and Sight Australia.

		Stock Price		Merger
		10/13/10		Consideration
Per Share Consideration		$11.78		$14.50

Premium to:
Current		–		23.1%
52-wk High	$11.79	–		23.0%
52-wk High - Unaffected (1)	10.74	–		35.0%
1-Month Average Price	10.78	–		34.5%
3-Month Average Price	9.70	–		49.5%
1-Year Average Price	9.02	–		60.8%

Primary Common Shares Outstanding		16.781		16.781
In-The-Money Options		1.395		1.466
Gross Diluted Shares		18.176		18.247

Gross Equity Value		$214.1		$264.6
Less: Options Proceeds		(12.0)		(12.9)
Implied Net Value of Equity		$202.1		$251.7
Less: Cash @ 09/30/10 (2)		(23.6)		(23.6)
Plus: Debt @ 09/30/10		24.6		24.6
Plus: Minority Interest @ 09/30/10 (3)		3.7		3.7
Less: Investment in Affiliates @ 09/30/10 (3)		(1.3)		(1.3)
Implied Sight Enterprise Value		$205.6		$255.1
	Financial
	Statistic	Enterprise Value Multiples
Revenue
LTM (6/30/10)	$154.3	1.33	x	1.65	x
2010E	166.3	1.24		1.53
2011E	180.3	1.14		1.42

EBITDA
LTM (6/30/10)	$31.1	6.6	x	8.2	x
2010E	33.0	6.2		7.7
2011E	36.0	5.7		7.1
Implied Transaction Statistics
(in millions, except per share data)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

$24.00
$20.00
$16.00
$12.00
$8.00
$4.00
$0.00
200
180
160
140
120
100
80
60
40
20
0
10/07
01/08
04/08
07/08
10/08
01/09
04/09
07/09
10/09
01/10
04/10
07/10
10/10

Transaction Overview

Note:
Optical peers include Hoya Corp., Carl Zeiss Meditec AG, Essilor International, Safilo Group SpA, Marcolin SpA. and Staar Surgical Co. Small Cap Medical peers include ICU Medical Inc., Syneron Medical Ltd., Consert Medical Plc, Exactech Inc., RTI Biologics Inc., and Solta Medical Inc.

Source: Factset, press releases.
Sight Declares a Cash Dividend $4.0 Million or $0.24 per Ordinary Share
Sight Declares a Cash Dividend of $13.5 Million or $0.80 per Ordinary Share
Israeli Press Reported on Speculation of Acquisition Talk
Amos Netzer Appointed CEO
Sight Declares Cash Dividend of $10 Million or $0.61 per Ordinary Share
Received Term Sheet From Eric
Small Cap Medical
Sight
Optical
Sight Stock Price Performance: Last 3 Years (NASDAQ)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Transaction Overview
% of Shares Traded - NASDAQ & TASE

Source: Factset.
Note:	Stock prices translated at daily NIS / US$ exchange rates.
(1)	Represents one day prior to article in Israeli press that speculated that Sight was in acquisition talks.
Average Daily Volume:
NASDAQ: 23,802
TASE: 7,388
Average Daily Volume:
NASDAQ: 12,323
TASE: 8,404
Average Daily Volume:
NASDAQ: 21,637
TASE: 7,955
3 Month
6 Month
Average Daily Volume:
NASDAQ: 17,953
TASE: 8,589
17.7%
0.0%
LTM to 6/15/2010(1)
12 Month
35.5%
57.6%
52.6%
11.9%
21.3%
9.23%
$11.00 - $12.00
10.5%
Volume (%) TASE
16.5%
31.2%
21.3%
20.6%
33.5%
10.6%
32.4%
28.3%
6.4%
9.9%
5.20%
Volume (%) TASE
Volume (%) NASDAQ
$11.00 - $12.00
$10.00 - $11.00
$9.00 - $10.00
$8.00 - $9.00
Less than
$8.00
Volume (%) TASE
Volume (%) NASDAQ
$11.00 - $12.00
$10.00 - $11.00
$9.00 - $10.00
$8.00 - $9.00
Less than
$8.00
7.8%
7.3%
7.7%
28.9%
44.5%
33.9%
33.4%
30.4%
32.5%
26.6%
13.2%
22.4%
3.2%
4.5%
3.6%
27.4%
36.6%
31.1%
30.5%
36.8%
33.0%
32.3%
20.9%
27.7%
9.8%
5.8%
8.2%
0.0%
Less than
$8.00
$8.00 - $9.00
$9.00 - $10.00
$10.00 - $11.00
$11.00 - $12.00
Volume (%) NASDAQ
Volume (%) TASE
40.0%
23.0%
$10.00 - $11.00
Volume (%) NASDAQ
10.6%
16.1%
17.7%
19.7%
$8.00 - $9.00
17.2%
$9.00 - $10.00
23.5%
Less than
$8.00
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

2	Financial Analysis
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

A	Sight Management Projections
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Sight Management Projections
	Historical			LTM	Projected					‘07 - ‘09	‘10 - ‘14
	2007	2008	2009	6/30/2010	2010	2011	2012	2013	2014	CAGR	CAGR

Revenue	$120.4	$140.3	$142.4	$154.3	$166.3	$180.3	$196.1	$213.3	$231.4	8.7%	8.6%
% growth	23.8%	16.5%	1.5%	–	16.8%	8.4%	8.8%	8.7%	8.5%
Cost of Revenue	55.9	64.4	65.4	69.5	77.9	83.8	89.4	94.7	100.0	8.2%	6.4%
Gross Profit	$64.6	$75.9	$76.9	$84.8	$88.4	$96.5	$106.7	$118.5	$131.4	9.2%	10.4%

Sales & Marketing	$36.6	$42.4	41.0	42.8	44.9	49.2	53.0	57.1	61.5	5.9%	8.2%
R&D	2.6	3.4	3.2	3.9	4.7	5.4	6.2	7.1	8.1	12.4%	14.8%
G&A	13.5	16.8	15.4	16.8	14.3	15.3	16.5	17.7	19.0	6.6%	7.3%
Total Operating Expenses	$52.7	$62.5	$59.6	$63.5	$63.9	$69.8	$75.7	$81.9	$88.5	6.4%	8.5%

EBIT	$11.9	$13.4	$17.3	$21.3	$24.5	$26.7	$31.1	$36.6	$42.9	20.7%	15.0%

Depreciation & Amortization	7.2	9.8	9.1	9.8	8.5	9.3	9.8	9.8	9.5	1.8%	2.9%
EBITDA	$19.1	$23.2	$26.5	$31.1	$33.0	$36.0	$40.9	$46.4	$52.4	17.8%	12.3%
% growth		21.5%	14.2%	17.6%	24.7%	9.0%	13.7%	13.5%	12.9%

Margins
Gross Margin %	53.6%	54.1%	54.0%	54.9%	53.1%	53.5%	54.4%	55.6%	56.8%
Sales & Marketing % of Sales	30.4%	30.2%	28.8%	27.7%	27.0%	27.3%	27.0%	26.8%	26.6%
R&D % of Sales	2.1%	2.4%	2.3%	2.5%	2.8%	3.0%	3.1%	3.3%	3.5%
G&A % of Sales	11.3%	12.0%	10.8%	10.9%	8.6%	8.5%	8.4%	8.3%	8.2%
EBIT Margin	9.9%	9.5%	12.2%	13.8%	14.7%	14.8%	15.8%	17.2%	18.5%
EBITDA Margin	15.8%	16.5%	18.6%	20.2%	19.8%	20.0%	20.8%	21.8%	22.6%
P&L: Sight Management Forecasts
($ in millions, except per share data)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

B	Valuation Summary
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
$18.00
$20.00

Valuation Summary
Financial Analysis Summary
($ in millions)

1.	For illustrative purposes only.
2.
Represents stock price trading range of $4.52 to $10.74 for the 52 week period ending 06/15/10 (day prior to Israeli press speculation). Dotted box represents stock price trading range of $6.85 to $11.79 for 52 weeks ending 10/13/10.

Equity Value Per Share Reference Ranges
Selected Transactions Analysis
$11.69
$14.43
$14.19
$11.40
Memo: Unaffected
52-Week Trading Range (1) (2)
Memo: Premiums Paid Analysis (1)
$4.52
$10.74
Stock Price: $11.78 (10/13/10)
Price Before Press Speculation: $8.78 (6/15/10)
Per Share Merger Consideration: $14.50
$6.85
$11.98
$11.79
$15.97
$15.51
$11.89
DCF Analysis
Selected Public Companies Analysis
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Valuation Summary
Selected Public Companies Analysis

	Financial	Multiple Range(1)				Enterprise Value		Equity Value		Per Share Amount
	Statistic	Low		High		Low	High	Low	High	Low	High

LTM Revenue	$154.3	1.13	x	1.38	x	$174.5	$213.3	$171.0	$209.8	$10.05	$12.20
2010E Revenue	166.3	1.12		1.37		186.5	227.9	183.0	224.5	10.72	13.01
2011E Revenue	180.3	1.06		1.30		191.8	234.4	188.3	231.0	11.01	13.37

LTM EBITDA	$31.1	7.4	x	9.1	x	$231.8	$283.3	$228.3	$279.8	$13.22	$16.04
2010E EBITDA	33.0	7.1		8.7		234.8	287.0	231.3	283.5	13.39	16.25
2011E EBITDA	36.0	5.7		7.0		205.1	250.7	201.6	247.2	11.75	14.26

								Average Reference Range		$11.69	$14.19
Selected Transactions

	Financial	Multiple Range(1)				Enterprise Value		Equity Value		Per Share Amount
	Statistic	Low		High		Low	High	Low	High	Low	High

LTM Revenue (06/30/10)	$154.3	1.20	x	1.47	x	$185.5	$226.8	$182.1	$223.3	$10.66	$12.95
LTM EBITDA (06/30/10)	31.1	7.4		9.0		229.9	281.0	226.4	277.5	13.12	15.92

								Average Reference Range		$11.89	$14.43
DCF Analysis

		Discount Rate				Perpetuity Growth		Equity Value		Per Share Amount
		Low		High		Low	High	Low	High	Low	High

		13.0%		15.0%		2.5%	4.5%	$195.3	$278.6	$11.40	$15.97

								Average Reference Range		$11.40	$15.97

1.	Multiple range represents +/- 10% range of median multiples.
Financial Analysis Summary Detail
($ in millions, except per share data)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

C	Selected Public Companies Analysis
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Selected Public Companies Analysis
	Price	% Of 52 Wk	Mkt. Val.	Enterprise	EV / Revenue						EV / EBITDA
Company	10/13/10	High	Equity	Value	LTM		2010E		2011E		LTM		2010E		2011E

Optical Comps
Essilor International	$66.90	93.6%	$14,080.3	$14,965.1	3.14	x	2.80	x	2.57	x	13.9	x	13.1	x	11.6	x
Hoya	24.41	75.9%	10,529.1	9,657.9	1.91		1.86		1.77		7.4		7.0		6.6
Carl Zeiss Meditec	16.91	91.8%	1,374.8	1,179.5	1.36		1.25		1.18		8.9		8.4		7.8
Safilo Group	14.91	69.7%	620.1	995.3	0.73		0.68		0.64		9.7		7.9		6.3
Marcolin	4.14	95.5%	254.2	193.2	0.80		NA		NA		6.9		NA		NA
Staar Surgical	5.65	83.8%	199.6	195.1	2.52		3.36		3.18		NM		NM		NM
Median	$15.91		$997.5	$1,087.4	1.63	x	1.86	x	1.77	x	8.9	x	8.1	x	7.2	x

Mean	22.15		4,509.7	4,531.0	1.74		1.99		1.87		9.4		9.1		8.1

Small Cap Medical Comps
ICU Medical	$37.42	95.9%	$526.4	$444.1	1.73	x	1.63	x	1.53	x	8.3	x	7.9	x	7.3	x
Syneron Medical	10.16	81.7%	349.9	150.0	0.84		0.80		0.73		NM		NM		NM
Consort Medical	7.12	98.1%	206.6	259.4	2.07		1.29		1.24		5.8		6.0		5.7
Exactech	14.96	67.0%	193.4	216.8	1.16		1.12		1.03		7.8		6.8		5.9
RTI Biologics	2.70	58.8%	148.0	142.3	0.87		0.86		0.80		9.6		8.5		4.9
Solta Medical	2.14	69.7%	131.1	104.4	1.02		0.91		0.82		NM		8.6		4.7
Median	$8.64		$200.0	$183.4	1.09	x	1.02	x	0.92	x	8.0	x	7.9	x	5.7	x

Mean	12.42		259.2	219.5	1.28		1.10		1.02		7.9		7.6		5.7
Overall Median	$12.53		$302.0	$238.1	1.26	x	1.25	x	1.18	x	8.3	x	7.9	x	6.3	x

Overall Mean	17.28		2,384.4	2,375.3	1.51		1.51		1.41		8.7		8.2		6.8
Sight	$11.78	99.9%	$202.1	$205.6	1.33	x	1.24	x	1.14	x	6.6	x	6.2	x	5.7	x

Sight @ Deal	14.50	123.0%	251.7	255.1	1.65		1.53		1.42		8.2		7.7		7.1

Source: Capital IQ, company filings and Wall Street consensus estimates.
Selected Public Companies Analysis
($ in millions, except per share data)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

D	Selected Transactions Analysis
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Selected Transactions Analysis
Optical
				Transaction	Transaction Value /
Announced	Closed	Target	Acquiror	Value	LTM Revenue		LTM EBITDA
06-15-08	10-13-08	Satisloh Holding AG	Essilor International	$521.7	1.34	x	7.5	x
12-17-04	02-01-05	Ioltech	Carl Zeiss Meditec AG	35.0	1.89		9.8
12-05-04	03-22-05	Sola International	Carl Zeiss / EQT Partners	1,199.4	1.37		9.4
01-15-02	02-28-02	Biocompatibles International	Cooper Companies	98.2	1.36		NM
05-30-00	10-03-00	Wesley-Jessen Visioncare	Novartis AG	839.8	2.59		11.9
03-09-00	06-15-00	Hydron Limited	Biocompatibles	63.0	1.34		12.4

			Median	$158.3	1.36	x	9.8	x
			Mean	416.5	1.55		10.2
Small Cap Medical
				Transaction	Transaction Value /
Announced	Closed	Target	Acquiror	Value	LTM Revenue		LTM EBITDA
10-06-10	Pending	Otix Global	William Demant Holding	$55.2	0.62	x	NM
04-05-10	07-29-10	National Dentex Corporation	GeoDigm Corporation	127.5	0.80		7.3	x
07-01-06	07-01-06	Ultravox Holdings Ltd.	Amplifon SpA	116.4	1.11		NA
04-20-06	06-16-06	Miltex Inc	Integra LifeSciences	101.0	1.63		7.8
11-14-05	02-24-06	Compex Technologies, Inc.	Encore Medical Corporation	124.7	1.17		13.3
03-29-04	05-28-04	KaVo Dental GmbH & Co KG	Danaher Corp	425.0	0.94		NA
11-10-03	11-10-03	Sirona Dental Systems	Permira	480.4	1.47		6.8
03-28-02	03-28-02	Smith & Nephew (Rehab Business)	One Equity Partners	123.1	1.15		8.2
05-27-99	08-31-99	Empi Inc.	The Carlyle Group	168.5	2.27		7.6

			Median	$124.7	1.15	x	7.7	x
			Mean	191.3	1.24		8.5

			Overall Median	$127.5	1.34	x	8.2	x
			Overall Mean	299.3	1.42		9.3

	Sight @ Deal ($14.50 per share)		Eric International	$255.1	1.65	x	8.2	x

Source: Dealogic, company filings.
Selected Transactions Analysis
($ in millions)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

E	Discounted Cash Flow Analysis
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Discounted Cash Flow Analysis
Terminal Value
Enterprise Value
	Projected
	2H 2010	2011	2012	2013	2014
Fiscal Year End 12/31
Revenue	$85.2	$180.3	$196.1	$213.3	$231.4
EBITDA	15.8	36.0	40.9	46.4	52.4
Less: D&A	(4.2)	(9.3)	(9.8)	(9.8)	(9.5)
EBIT	$11.6	$26.7	$31.1	$36.6	$42.9
Less: Allocation to Minorities	(0.5)	(1.0)	(1.1)	(1.2)	(1.3)
EBIT After Allocation to Minorities	$11.1	$25.7	$30.0	$35.4	$41.6
Effective Tax Rate(1)	23.9%	23.5%	22.0%	20.8%	20.2%
Less: Income Taxes	(2.6)	(6.0)	(6.6)	(7.4)	(8.4)
Unlevered After-Tax Income	$8.4	$19.6	$23.4	$28.0	$33.2

Plus: D&A	4.2	9.3	9.8	9.8	9.5
Less: Capital Expenditures(1)	(4.4)	(10.4)	(11.1)	(11.4)	(11.0)
Less: Working Capital Investment(1)	(2.5)	(1.7)	(1.9)	(1.9)	(1.9)
Free Cash Flow	5.7	16.9	20.2	24.6	29.8
2014 Free Cash Flow	$29.8
Terminal Value @ 3.5% Growth	292.9
Present Value of Terminal value	$162.3
PV of Cash Flows @ 14.0%	$70.0	30%
PV of Terminal Value	162.3	70%
Enterprise Value	$232.3	100%
Less: Debt (1) (2)	(24.6)
Less: Minority Interest (2) (3)	(3.7)
Plus: Cash (1) (2) (4)	23.6
Plus: Invest. in Affiliates (2) (3)	1.3
Equity Value	$228.8

Diluted Shares Oustanding (5)	17.273
Equity Value / Share	$13.25

1.	Source: Sight Management.
2.	Balance sheet as of 09/30/10.
3.
Investment in affiliates includes investments in Optispeed Laboratory, Emerald and e-Vision. Minority interest reflects interests in Spherical Optics, Centro Integral Optico S.A. de C.V., Shalens S.A. de C.V., Sight Lens and Sight Australia.

4.	Cash balance adjusted to reflect $13.5mm dividend (approximately $0.804 per share, declared Oct. 13, 2010 and to be paid on or about Nov. 24, 2010 to shareholders if record as of Nov. 8, 2010).
5.	Shares outstanding calculated using treasury stock method.
Note: Cash flows discounted using mid-year convention.
Discounted Cash Flow Analysis: Sight Management Forecasts
($ in millions, except per share data)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Discount Rate

Discount Rate

Discount Rate

OPPENHEIMER

Discounted Cash Flow Analysis
	Perpetuity Growth Rate
	2.5%	3.0%	3.5%	4.0%	4.5%
15.0%	$198.7	$204.8	$211.4	$218.7	$226.6
14.5%	207.6	214.3	221.6	229.6	238.5
14.0%	216.8	224.2	232.3	241.2	251.1
13.5%	227.2	235.5	244.5	254.6	265.7
13.0%	238.7	247.9	258.1	269.4	282.0
	Implied Terminal Value Multiple
	2.5%		3.0%		3.5%		4.0%		4.5%
15.0%	4.7	x	4.9	x	5.1	x	5.4	x	5.7	x
14.5%	4.9		5.1		5.3		5.6		5.9
14.0%	5.1		5.3		5.6		5.9		6.2
13.5%	5.3		5.6		5.9		6.2		6.6
13.0%	5.5		5.8		6.2		6.5		7.0
	Perpetuity Growth Rate
	2.5%	3.0%	3.5%	4.0%	4.5%
15.0%	$11.40	$11.74	$12.10	$12.50	$12.93
14.5%	11.89	12.26	12.66	13.10	13.59
14.0%	12.40	12.80	13.25	13.74	14.28
13.5%	12.97	13.42	13.92	14.47	15.08
13.0%	13.60	14.11	14.66	15.28	15.97
Enterprise Value
Equity Value / Share
Implied Perpetuity Growth Rate
DCF Sensitivity Analysis: Sight Management Forecasts
($ in millions, except per share data)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

F	Premiums Paid Analysis
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Premiums Paid Analysis
>	Premiums paid statistics include transactions1 announced since 2005 with:

	●	Transaction values of $150 million to $250 million

	●	Public target companies

	●	296 transactions total

	●	Includes deals with acquired stakes greater than 50%
Premium Paid Analysis
	Financial	Selected Range2		Per Share Amount
	Statistic	Low	High	Low	High

1 Day Prior 3	$11.78	5.8%	36.3%	$12.47	$16.05
1 Week Prior 3	10.64	8.8%	40.6%	11.57	14.96
1 Month Prior 3	10.70	11.3%	44.9%	11.91	15.51

		Average Reference Range		$11.98	$15.51

Source: Dealogic.
1.
Transaction types exclude spin-offs, split-offs, exchange offers, repurchases, recapitalizations and restructurings. Transaction types exclude financial services, insurance, real estate and government-related firms.

2.	Range represents 25th to 75th percentile of transaction premiums paid over the stock price one day prior, one week prior and one month prior to transaction announcement date.
3.	Based on closing stock prices prior to 10/14/10.
Premiums Paid Overview
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

3	Appendix I
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Appendix
Assumptions
Risk Free Rate 1	3.0%	Marginal Tax Rate	21.8%
Market Risk Premium 2	6.7%	Cost of Target Debt 4	4.4%
Equity Size Premium 3	6.3%
Cost of Equity Estimate
	Levered		Mkt. Val.	Book Val.	BV Debt/	BV Debt/ Total	Unlevered
	Adj. Beta		Equity	Debt	MV Equity	Market Cap	Adj. Beta

Optical Comps
Essilor International	0.61	x	$14,080.3	$1,300.4	9.2%	8.5%	0.57	x
Hoya Corp.	0.97	x	10,597.7	1,348.1	12.7%	11.3%	0.88	x
Carl Zeiss Meditec AG	0.43		1,374.8	38.6	2.8%	2.7%	0.42	x
Safilo Group S.p.A.	1.22		620.1	382.9	61.7%	38.2%	0.83	x
Marcolin SpA	0.53		254.2	50.2	19.7%	16.5%	0.46	x
STAAR Surgical Company	0.89		199.6	3.4	1.7%	1.7%	0.88	x

Small Cap Medical Comps
ICU Medical, Inc.	0.74	x	$526.4	$0.0	0.0%	0.0%	0.74	x
Syneron Medical Ltd.	1.19		349.9	0.0	0.0%	0.0%	1.19	x
Exactech Inc.	0.97		193.4	26.0	13.4%	11.8%	0.88	x
Consort Medical plc.	0.20		206.6	49.5	24.0%	19.3%	0.17	x
RTI Biologics, Inc.	1.28		148.0	12.1	8.2%	7.6%	1.20	x
Solta Medical, Inc.	0.74		131.1	10.4	7.9%	7.3%	0.69	x

Industry Median	0.82	x	$302.0	$32.3	8.7%	8.0%	0.78	x

Sight	0.87	x	$202.1	$24.6	12.2%	10.8%	0.79	x
WACC Estimate
Unlevered Beta	0.78
Industry BV Debt/MV Equity	8.7%
Levered Beta	0.84
Risk Free Rate	3.0%
Market Risk Premium	6.7%
Equity Size Premium	6.3%

Cost of Equity	14.9%
Industry BV Debt/MV Equity	8.7%
Industry BV Debt/Total Market Capitalization	8.0%
Industry MV Equity/Total Market Capitalization	92.0%
After-Tax Cost of Debt	3.4%
Cost of Equity	14.9%

WACC	14.0%

1.	Based on 20-year U.S. Treasury bond yield as interpolated by Bloomberg.
2.
Ibbotson Associates, SBBI 2010 Yearbook, Market Results for 1926-2009. Long-horizon expected equity risk premium of 6.7%; large company stock total returns minus long-term government bond income returns.

3.	Ibbotson Associates, SBBI 2010- Yearbook, Market Results for 1926-2009. Equals 6.3% for market capitalization ranges of $1.0 - $214.1 mm.
4.	Average of 2007 to 2009 weighted average interest rate paid on target debt.
WACC Analysis
($ in millions, except per share data)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

30
25
20
15
10
5
0
01/01/07
04/02/07
07/02/07
10/01/07
01/01/08
04/01/08
07/01/08
10/01/08
01/01/09
04/01/09
07/01/09
10/01/09
01/01/10
04/01/10
07/01/10
10/01/10

OPPENHEIMER

Appendix
Sight
Small Cap Medical
Optical
	EV / LTM EBITDA
					Small Cap		% Discount to	% Discount to
	Sight		Optical		Med		Optical	Small Cap Med

4-Yr Avg	7.3	x	11.2	x	11.8	x	(34.8%)	(37.8%)
3-Yr Avg	6.0		10.4		11.4		(41.7%)	(46.9%)
2-Yr Avg	5.0		10.0		8.0		(50.6%)	(38.3%)
1-Yr Avg	5.9		11.6		8.2		(49.5%)	(28.6%)

Note:
Optical peers include Hoya Corp., Essilor International, Carl Zeiss Meditec AG, Safilo Group SpA, Staar Surgical Co., and Marcolin SpA. Small Cap Medical peers include ICU Medical Inc., Syneron Medical Ltd., Consert Medical Plc, Exactech Inc., RTI Biologics Inc. and Solta Medical Inc.

Source: FactSet.
Sight vs. Selected Public Companies: Enterprise Value / LTM EBITDA
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Appendix
($ in millions)			Industry	Sight
			2005-2020	LTG
	2009 Revenue	% of Revenue	CAGR(1)	Estimate (2)

Europe	$70.8	49.7%	2.2%	1.1%

North America	49.4	34.7%	2.5%	0.9%

Rest of World	22.3	15.6%	8.3%	1.3%

Total	$142.4	100.0%	5.2%	3.3%
Sight Long Term Growth Estimation- Weighted by Geography

Source: The world market for vision correction; Richard Chaffin and Michael Schaus (2006) and Sight 20F report.
(1)	Estimated long term growth of progressive addition lens buyers, based on the following three factors: Economic Growth (64.4%), Population Growth (25.1%) and Age Mix (10.5%).
(2)	Based on Sight’s exposure and industry growth by region.
Sight Long Term Growth Estimation
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

4	Appendix II
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Overview of Sight
Projected Revenue and EBITDA Figures
2009 Revenue ($142.4)
Europe
49%
United
States
29%
Asia
7%
Israel
3%
Others
12%
>	Freeform lenses
	●	Autograph, Autograph FreeFrame, Autograph Attitude
	●	Smart Office, Smart Attitude, Smart SV
	●	Cool
>	Progressive SF lenses
	●	Creation
	●	Genesis
	●	Piccolo
	●	Office
>	SV SF & other lenses
	●	Single Vision
	●	SV for Wrap-Around
	●	Bifocal
>	Glacier Plus lens coating
>	Materials
	●	SuperLite
	●	Transitions VI
	●	DriveWear
	●	NXT
>	Incorporated in 1970, Sight is a provider of products and technology to the spectacle lens market in the United States, Europe, Israel and the rest of the world

>	It develops, designs, manufactures and markets progressive lenses that it sells to the ophthalmic market, utilizing proprietary technology

>
Sight provides third-party lens manufacturers with research and development services, in which it develops optical designs and related software tools, and for which its receives payments and future revenues from royalties

>	Headquartered in Upper Galilee, Israel
Key Products
Corporate Overview

Source: Factset, Company filings and Sight website.
Sight Overview
(Figures in millions of USD, except per share data)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Overview of Sight
Name / Title		Background
Amos Netzer	>	President and CEO since July 1, 2009
President & CEO Age: 54	>	Previously, served as the CEO of Spirit Economic Consultants Ltd, as Managing Director of Palram
Industries Ltd., as Managing Director of SMS and President of Suntuf

Dan Katzman	>	Joined in 1981 as an engineer
Vice President, R&D & CTO	>	Became Chief Technology Officer and Vice President of R&D in 1985
Age: 55

Dagan Avishai	>	Vice President of Sales since 2009
Vice President, Sales Age: 50	>	Previously, served as Vice President of Marketing and Financial Manager of Kibbutz Sight
	>	Director, Shalag Industries, Ltd.

Yagen Moshe	>	Chief Financial Officer since July 2006
CFO	>	Previously, served as Vice President of Finance, as the Chief Financial Officer of Comsec Ltd., and as a Senior Manager in Ernst & Young
Age: 40

Shai Michael	>
Vice President, Marketing

Rami Ben-Zeev	>	Vice President of Sourcing since 2009
Vice President, Sourcing	>	Served as Vice President of Business Management, as Chief Financial Officer of Tel-Hay Rodman Regional College, and Financial Manager of Kibbutz Sight
Age: 60

	>	Director, Shalag Industries, Ltd.

Yaniv Hagai	>
Vice President, Operations

Michael Latzer	>	Chief Executive Officer and President of Sight USA
CEO Sight USA

Hilaire van der Veen	>	Joined in 1992 and, became Vice President of
Vice President, Business		Business Development in 2009
Development Age: 56	>	Previously served as the Chief Executive Officer and President of Sight Insight

Raanan Naftalovich	>	Chief Executive Officer of Sight Insight, Inc. since 2005
CEO Sight Insight Inc
Age: 45	>	Previously served as Marketing Vice President, Product Manager, Marketing Director, and International Regional Export Manager of Sight and Eyal
Name / Title		Background
Uzi Tzur	>	Director and Chairman of the Board since 2007
Chairman of the Board	>	Current Chairman of the Management Board of Kibbutz Sight (since 1992), member of the Board of Directors of
Shalag Industries, Ltd, and Chairman of the Board of Mishkai Galil Elion

Giora Ben-Ze’ev	>	Member of Board of Directors since 1997
	>	Served as President and Chief Executive Officer from 1994 to 2008

Efrat Cohen	>	Member of Board of Directors since 2001
	>	Served as Chief Financial Officer of Kibbutz Sight, Director at Shalag Industries, Ltd. and a member of the Management Board of Kibbutz Sight

Ami Samuels	>	Member of Board of Directors since 2005
	>	Currently a Managing Director, Private Equity at Poalim Capital Markets Ltd.
	>	Was a Partner at Star Ventures and served as Senior Vice President and Chief Financial Officer of Satlynx
	>	Chairman of Audit & Compensation Committee

Giora Yanay	>	Member of Board of Directors since 2009
	>	Currently Managing Director of Yanai Information Resources Ltd.

	>	Served as a Management Consultant at Friedman Turbidy
Inc., Economic Director of Kibbutz Artzi, Managing Director
of Mivrag Ltd. as well as General Manager of Kibbutz Ein
Hashofet

	>	Member of Audit & Compensation Committee

Israel Oz	>	Member of Board of Directors since 2009

	>	Currently serving as Chairman of the Board of Directors of the Lordan plant in Kfar Sold, Israel

	>	Member of Audit Committee & Compensation Committee
Sight’s Management Team and Board of Directors
Management Team
Board of Directors
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Overview of Sight
	Primary		Gross Diluted (1)
Holder	#	%	#	%

Institutions

Royce & Associates LLC	0.796	4.7%	0.796	4.4%
Renaissance Technologies LLC	0.089	0.5%	0.089	0.5%
Clal Finance Mutual Funds Management Ltd.	0.080	0.5%	0.080	0.4%
Pyramis Global Advisors LLC	0.075	0.4%	0.075	0.4%
IBI Mutual Funds Management (1978) Ltd.	0.043	0.3%	0.043	0.2%
Tamir Fishman Mutual Funds Ltd.	0.038	0.2%	0.038	0.2%
Yelin Lapidot Mutual Fund Management Ltd.	0.032	0.2%	0.032	0.2%
NPC of America	0.025	0.2%	0.025	0.1%
Bridgeway Capital Management, Inc.	0.024	0.1%	0.024	0.1%
James Investment Research, Inc.	0.022	0.1%	0.022	0.1%
Other Institutions	0.158	0.9%	0.158	0.9%
Total Institutions	1.384	8.2%	1.384	7.6%

Insiders

Kibbutz Sight	10.600	63.2%	10.600	58.1%
Dan Katzman	0.265	1.6%	0.314	1.7%
Severn Confirmers & Forwarders(2)	0.145	0.9%	0.145	0.8%
Management Options	-	0.0%	0.852	4.7%
Employee Options	-	0.0%	0.580	3.2%
Total Insiders	11.010	65.6%	12.491	68.4%

Kibbutz Eyal	0.760	4.5%	0.760	4.2%

Total Retail	3.627	21.6%	3.618	19.8%

Total	16.781	100.0%	18.253	100.0%
7.6%
Kibbutz Eyal
Total Retail
Total Insiders
Total Institutions
68.4%
19.8%
4.2%
Gross Diluted(1)

Source: Management, FactSet.
(1)	Gross diluted shares equal primary shares as of 06/15/10 plus total outstanding options.
(2)	Represents shareholdings of Hilaire van der Veen, Vice-President, Business Development.
Ownership Summary
(Figures in millions)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

essilor
HOYA
ZEISS CARL ZEISS MEDITEC
Safilo GROUP
STAAR SURGICAL
MARCOLIN EYEWEAR

ICU Medical, Inc.
Syneron
Exactech
RTI BIOLOGICS™
Consort Medical
SOLTA MEDICAL

OPPENHEIMER

Selected Comparable Company Analysis
>	Oppenheimer considered two universes of publicly traded companies

>	Optical Companies

	●	Ophthalmic manufacturing industry dominated by large, multi-nationals (Hoya and Zeiss)

		–	None are directly comparable to Sight

		–	Differences in business mix (retail), diversification and size

	●	Emerging players, such as Sight, tend to be privately-held, niche focused and lack scale to effectively compete globally

>	Small Cap Medical Companies

	●	Companies that manufacture medical equipment and devices

	●	Similar in either business model or size, margin and growth profiles
Small Cap Medical Comps
Optical Comps
Selected Public Companies Analysis – Overview
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

2010E					
Company	MVE	EV	Rev.	GP	%	EBITDA	%	Description
essilor								
HOYA								
ZEISS CARL ZEISS MEDITEC								
Safilo								
MARCOLIN (1)								
STAAR SURGICAL								

OPPENHEIMER

Comparable Company Analysis
							>	Designs, manufactures, and sells ophthalmic optics for various types of visual disorders as well as providing various optical instruments

$14,080.3	$14,965.1	$5,308.5	$2,985.4	56.2%	$1,138.5	21.4%

							>	Founded in 1849 and based in France

							>	Manufactures and markets advanced optics technologies for the eye care, medical, imaging systems and information
10,529.1	9,657.9	5,178.7	2,382.1	45.4%	$1,373.03	26.5%

								Offers various end-to–end solutions for the diagnosis and treatment of ophthalmic diseases and visualization solutions for microsurgery
							>

1,374.8	1,179.5	941.6	482.4	51.6%	139.9	14.9%

								Designs, produces and distributes optical frames, sunglasses, sports goggles, lenses and accessories under various licensed brands
							>
620.1	995.3	1,453.7	848.5	58.4%	125.2	8.6%

							>	Produces and markets prescription frames and lenses, sunglasses and sports eyewear under licensed luxury brand names around the world
254.2	193.2	272.7	165.4	60.6%	31.7	11.6%

							>	Designs, develops, manufactures and markets implantable lenses (IOL) for cataracts and refractive surgery, and sells surgical products
199.6	195.1	58.0	35.8	64.2%	4.0	6.9%

(1)	Revenue and EBITDA is LTM for Marcolin SpA.
Selected Public Companies – Optical
($ in millions)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

2010E					
Company	MVE	EV	Rev.	GP	%	EBITDA	%	Description
ICU Medical, Inc.								
Syneron								
Exactech								
Consort Medical								
RTI BIOLOGICS								
SOLTA MEDICAL								

OPPENHEIMER

Comparable Company Analysis
							>	Develops, manufactures and markets disposable medical connection systems for use in vascular therapy applications
$526.4	$444.1	$273.0	$121.1	44.2%	$56.3	20.6%

							>	Develops and markets aesthetic medical products based on its proprietary ELOS combining conducted radiofrequency energy and lasers

349.9	150.0	187.3	89.3	47.7%	NM	NM

							>	Develops and markets orthopedic implant devices and related surgical instrumentation and also offers biologic services to hospitals and physicians

193.4	216.8	193.0	146.3	72.0%	31.7	16.4%

							>	Develops specialty medical drug delivery devices as well as disposable airway management products for critical care settings such as hospitals

206.6	259.4	201.4	126.0	65.2%	43.2	21.5%

							>	Produce orthopedic and other surgical implants that repair and promote the natural healing of human bone and other human tissues

148.0	142.3	165.1	77.0	46.6%	16.7	10.1%

							>	Designs, develops, manufactures and markets energy-based medical device systems for aesthetic applications
131.1	104.4	114.3	75.0	65.2%	12.2	10.7%

Selected Public Companies – Small Cap Medical
($ in millions)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Target	Description
satisloh	
IOLTECH	
SOLA INTERNATIONAL	
Biocompatibles	
wesley-jessen.com	
Hydron	

OPPENHEIMER

Comparable Company Analysis
>	Supplies machines for the production of spectacle lenses and lenses for the optics industry

>	Manufactures and markets antireflective coating units and surfacing machines, as well as consumables through a global distribution network

>	Produces and distributes intra-ocular lenses, ocular surgical implements and pharmaceutical ophthalmic care products to remedy a variety of eye and vision-related problems for people and animals

>	The Company’s products treats cataracts, myopia, hyperopia, macular degeneration and more severe problems that require prostheses or reconstruction

>	Designs, manufactures and distributes a broad range of eyeglass lenses, primarily focusing on the plastic lens segment

>	Sola produces progressive lenses, photochromic lenses, coated lenses and high-index specialty plastic lenses in Single-vision, Multifocal and Plano formats

>
Manufactures, markets and distributes the ProClear family of soft contact lenses utilizing its proprietary ProClear technology and a range of non-ProClear contact lenses to treat a variety of vision-related disorders

>	The Company was a division of Biocompatibles International plc

>	Develops, manufactures and markets specialty soft contact lenses

>	Types of lenses include cosmetic lenses, toric lenses, and other premium lenses

>	Designs and manufactures contact lens
Selected Transactions– Optical
($ in millions)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

Target	Description
OTIX GLOBAL	
NDX National Dentex Corporation	
Ultravox Holdings	
Miltex	
Compex	
KaVo. Dental Excellence.	
sirona. The Dental Company	
smith&nephew	
EMPI	

OPPENHEIMER

Comparable Company Analysis
>
Develops, manufactures, and markets digital hearing aids to the hearing impaired in various models, including behind-the-ear, in-the-ear, half-shell, in-the-canal, mini-canal, and completely-in-the-canal devices

>	Designs, manufactures and sells custom dental prosthetic appliances for and to dentists for restorative, reconstructive, and cosmetic procedures
>	Also manufactures and markets the NTI-tss plustm device, an appliance for use in the treatment of medically diagnosed migraine pain and jaw disorders

>	Supplies hearing aids and equipments to hospitals and the general public in the UK, also exports audiological products, as well as operates hearing centers that provide aftercare services

>	Manufactures and supplies surgical and dental instruments to medical and dental professionals in the US,

>	Products are used in a variety of surgical settings including ophthalmology, orthopedics and other surgical specialties

>
Designs and manufactures electrical stimulation products for pain management, rehabilitation, fitness and sports performance enhancement for use in clinical, home health, sports, and occupational medicine settings

>	Also distributes complementary medical devices and consumer products manufactured by others under other name brands

>
Designs and manufactures dental equipment and instruments including soft tissue diode lasers, periodontal probes, led operating lights, dental instruments, operatory equipment, and dental laboratory equipments

>	Manufactures and sells dental equipment in four primary areas: dental CAD/CAM systems, imaging systems, treatment centers, and instruments

>	Supplier of rehabilitation products to hospitals, nursing homes and clinics

>
Manufactures and distributes electrical stimulation and orthopedic products for pain management, orthopedic rehabilitation, physical therapy, and fitness and sport performance enhancement used for indications, such as acute pain, chronic pain, disuse atrophy, local blood circulation, muscle re-education and maintain/increase range of motion

Selected Transactions – Small Cap Medical
($ in millions)
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010

CONFIDENTIAL

THIS DOCUMENT IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT CONSTITUTE ADVICE OF ANY KIND, INCLUDING TAX, ACCOUNTING, LEGAL OR REGULATORY ADVICE, AND OPPENHEIMER & CO. INC. IS NOT AND DOES NOT HOLD ITSELF OUT TO BE AN ADVISOR AS TO TAX, ACCOUNTING, LEGAL OR REGULATORY MATTERS.

THIS DOCUMENT WAS PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR DISCUSSION BY THE COMPANY AND OPPENHEIMER & CO. INC. AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE. THIS DOCUMENT SHALL BE TREATED AS CONFIDENTIAL BY ITS RECIPIENTS.

THE INFORMATION CONTAINED HEREIN WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY OPPENHEIMER & CO. INC. WITHOUT ASSUMING RESPONSIBILITY FOR INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY OR ARE PUBLICLY AVAILABLE, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST OR THE FUTURE.

THE INFORMATION CONTAINED HEREIN WAS DESIGNED FOR USE BY SPECIFIC PERSONS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AND OPPENHEIMER & CO. INC. ASSUMES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THESE MATERIALS.
PRESENTATION TO THE SPECIAL COMMITTEE OF SIGHT’S BOARD OF DIRECTORS / OCTOBER 14, 2010